                             MASTER TRUST AGREEMENT

                                    BETWEEN

________________________________________________________________________________

                                   ROHR, INC.

                                      AND

                       FIDELITY MANAGEMENT TRUST COMPANY

________________________________________________________________________________



                            ROHR, INC. MASTER TRUST









                         DATED AS OF DECEMBER 1, 1994

                               TABLE OF CONTENTS
                               -----------------

Section                                                           Page
- -------                                                           ----

1    Definitions                                                     2

2    Trust                                                           4

3    Exclusive Benefit and Reversion of
        Sponsor Contributions                                        4

4    Disbursements                                                   4
         (a) Directions from Administrator
         (b) Limitations

5    Investment of Trust                                             5
         (a) Selection of Investment Options
         (b) Available Investment Options
         (c) Participant Direction
         (d) Mutual Funds
         (e) Sponsor Stock
         (f) Notes
         (g) Guaranteed Investment Contracts
         (h) Reliance of Trustee Directions
         (i) Trustee Powers

6    Recordkeeping and Administrative Services to Be Performed      15
         (a) General
         (b) Accounts
         (c) Inspection and Audit
         (d) Effect of Plan Amendment
         (e) Returns, Reports and Information
         (f) Allocation of Plan Interests

7    Compensation and Expenses                                      18

8    Directions and Indemnification                                 18
         (a) Identity of Administrator and Named Fiduciary
         (b) Directions from Sponsor or Administrator
         (c) Directions from Named Fiduciaries
         (d) Co-Fiduciary Liability
         (e) Indemnification
         (f) Survival

9   Resignation or Removal of Trustee                               20
         (a) Resignation
         (b) Removal

10   Successor Trustee                                              20
         (a) Appointment
         (b) Acceptance
         (c) Corporate Action

                               TABLE OF CONTENTS
                               -----------------
                                  (Continued)

Section                                                            Page
- -------                                                            ----

11   Termination                                                    21

12   Resignation, Removal, and Termination Notices                  21

13   Duration                                                       21

14   Amendment or Modification                                      21

15   General                                                        22
          (a) Performance by Trustee, its Agents or Affiliates
          (b) Delegation by Employer
          (c) Entire Agreement
          (d) Waiver
          (e) Successors and Assigns
          (f) Partial Invalidity
          (g) Section Headings

16   Governing Law                                                  23
          (a) Massachusetts Law Controls
          (b) Trust Agreement Controls

17   Plan Qualification                                             23


Schedules
- ---------
 A.   Recordkeeping and Administrative Services
 B.   Fee Schedule
 C.   Investment Options
 D.   Sponsor's Authorization Letter
 E.   Named Fiduciary's Authorization Letter
 F.   IRS Determination Letter or Opinion of Counsel
 G.   Telephone Exchange Procedures
 H.   Plan Designation Form

     TRUST AGREEMENT, dated as of the 1st day of December, 1994, between ROHR, INC., a Delaware corporation, having an office at 850 Lagoon Drive, Chula Vista, CA 91910-0878 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a
                    -------
Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").
                          -------

                                  WITNESSETH:

     WHEREAS, the Sponsor is the sponsor of the Pretax Savings Plan for the Salaried Employees of Rohr, Inc. and Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (collectively and individually, the "Plan"); and
 ----

     WHEREAS, certain affiliates and subsidiaries of the Sponsor maintain, or may in the future maintain, qualified defined contribution plans for the benefit of their eligible employers; and

     WHEREAS, Mellon Bank (the "Prior Trustee") served as trustee of the Plan until the date hereof;

     WHEREAS, the Sponsor now desires to appoint the Trustee as successor trustee and restate and continue with the Trustee the trusts established by the Prior Trustee and to hold all of the assets of the Plan and or such other tax-qualified defined contribution plans maintained by the Sponsor, or any of its subsidiaries or affiliates, as are designated by the Sponsor as being eligible to participate therein; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust pursuant to the provisions of this Trust Agreement, which trust shall constitute a continuation, by means of an amendment and restatement, of each of the trusts maintained by the Prior Trustee from which plan assets are transferred to the Trustee; and

     WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust among several investment options selected by the Named Fiduciary; and

     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan which services shall be of a generally ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator and the Administrator desires to engage the Trustee for such purposes.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1.  Definitions.  The following terms as used in this Master Trust
            -----------
Agreement have the meaning indicated unless the context clearly requires otherwise:

        (a) "Administrator" shall mean the Sponsor, which is the entity which is the "administrator" of such Plan within the meaning of section 3(16)(A) of ERISA.

        (b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

        (c) " Named Fiduciary" shall mean the Rohr, Inc. management Employee Benefits Committee, which is the named fiduciary of the Plan (within the meaning of section 402(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); and
          -----

.       (d)    "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

     (e) "Sponsor Stock" shall mean the Common Stock of the Sponsor, or such other publicly-traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor or any of its affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.

        (f) "Employer" shall mean the Sponsor and each subsidiary or affiliate of the Sponsor having employees who are Participants in a Plan.

        (g) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

        (h) "Existing GICs" shall mean each guaranteed annuity contract, if any, heretofore entered into by the Sponsor, any other Employer or any predecessor trustee and specifically identified on Schedule "G" attached hereto.

        (i) "FBSI" shall mean Fidelity Brokerage Services, Inc., an affiliate of the Trustee.

        (j)    "GICs" shall mean guaranteed investment contracts.

        (k) "Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

        (l) "Participant" shall mean, with respect to a Plan, any employee (or former employee) with an account under such Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

        (m) "Plan" shall mean the Pretax Savings Plan for the Salaried Employees of Rohr, Inc. and the Rohr, Inc. Savings Plan for Employees Covered By Collective Bargaining Agreements and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form attached hereto as Schedule "H". Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

        (n) "Reporting Date" shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to
Section 9 hereof and the date as of which this Agreement terminates pursuant to
Section 11 hereof.

        (o) "Sponsor" shall mean Rohr, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

        (p) "Master Trust" shall mean the Rohr, Inc. Master Trust, being the restated trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

        (q) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

Section 2. Trust.  The Sponsor hereby establishes the Master Trust, with the
           -----
Trustee, as a continuation and restatement of the trusts maintained by the Prior Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from the Prior Trustee under the Plan, such additional sums of money and Sponsor Stock as shall from time to time be delivered to the Trustee under a Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3. Exclusive Benefit and Reversion of Sponsor Contributions.
           --------------------------------------------------------
Except as provided under applicable law, no part of the Trust allocable to a Plan may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries.

Section 4. Disbursements.
           -------------

        (a)    Directions from Named Fiduciary. The Trustee shall make
               -------------------------------
disbursements in the amounts and in the manner that the Named Fiduciary or a Plan Participant directs from time to time in writing. The Sponsor hereby directs that, pursuant to the Plan, a Participant withdrawal or distribution request may be made by telephone and the Trustee shall process such request only after the identity of the Participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

        (b)    Limitations. The Trustee shall not be required to make any
               -----------
disbursement under a Plan in excess of the net realizable value of the assets of the Trust allocable to such Plan at the time of the disbursement or, if the disbursement is made to a Participant, allocable to such person at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Named Fiduciary has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

Section 5. Investment of Trust.
           -------------------
        (a)    Selection of Investment Options. The Trustee shall have no
               -------------------------------
responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

        (b)    Available Investment Options. The Named Fiduciary with respect to
               ----------------------------
a Plan shall direct the Trustee as to what investment options: (i) the Trust shall be invested during the participant recordkeeping reconciliation period, and (ii) the investment options in which Plan participants may invest in, subject to the following limitations. The Named Fiduciary may determine to offer as investment options only (i) Mutual Funds, (ii) Sponsor Stock, (iii) notes evidencing loans to Participants in accordance with the terms of the Plan, (iv) GICs chosen by the Trustee, (v) Existing GICs, and (vi) collective investment funds maintained by the Trustee for qualified plans; provided that the Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in guaranteed investment contracts chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options initially selected by the Named Fiduciary are identified on Schedules "A" and "C" attached hereto. The Named Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

        (c)    Participant Direction. Each Participant shall direct the Trustee
               ---------------------
in which investment option(s) to invest the assets in the participant's individual accounts. Such directions may be made by Participants by use of the telephone exchange system maintained for such purposes by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "G". Any directions made by a Participant using the telephone exchange system shall be treated as a direction made in writing by the Named Fiduciary for purposes of Section 8 hereof. In the event that the Trustee fails to receive a proper direction, the assets shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

        (d)    Mutual Funds. The Sponsor hereby acknowledges that it has
               ------------
received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Named Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

          (i) Execution of Purchases and Sales.  Purchases and sales of Mutual
              --------------------------------
Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G".

          (ii) Voting.  At the time of mailing of notice of each annual or
               ------
special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the mutual fund shares held in any short-term investment fund or liquidity reserve. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant's accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. During the participant recordkeeping reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust including Mutual Fund shares held in any short-term investment fund for liquidity reserve. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants or the Sponsor.

        (e)    Sponsor Stock. Trust investments in Sponsor Stock shall be made
               -------------
via the Rohr, Inc. Common Stock Fund (the "Stock Fund")which shall consist of shares of Sponsor Stock and short-term liquid investments, including Fidelity Institutional Cash Portfolios: Money Market Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and Trustee, necessary to satisfy the Fund's cash needs for transfers and payments. A cash target range shall be determined by the Sponsor and the Trustee and
- ---------------------------------------------------------------------------
shall be maintained in the Stock Fund.  Such target range may be changed as
- ----------------------------------------
agreed to in writing by the Sponsor and the Trustee. The Trustee is responsible for ensuring that the actual cash held in the Stock Fund falls within the agreed upon range over time. Each participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset

Value ("NAV") per unit will be determined daily for each unit outstanding of the Stock Fund. The return earned by the Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund. Dividends received by the Stock Fund are reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

          (i)  Acquisition Limit.  Pursuant to the Plan, the Trust may be
               -----------------
invested in Sponsor Stock to the extent necessary to comply with investment directions under Section 5(c) of this Agreement.

          (ii)  Fiduciary Duty of Named Fiduciary.  The Named Fiduciary shall
                ---------------------------------
continually monitor the suitability under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA) of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of the Named Fiduciary with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Agreement.

          (iii) Execution of Purchases and Sales.  (A) Purchases and sales of
                --------------------------------
Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                    (1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

                    (2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                    (3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2), or
(3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow directions from the Named Fiduciary to deviate from the above purchase and sale procedures provided that such direction is made in writing by the Named Fiduciary.

          (B) Use of an Affiliated Broker.  The Sponsor hereby authorizes the
              ---------------------------
Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Plan Participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

               (i) As consideration for such brokerage services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

               (ii) Following the procedures set forth in Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices; (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may terminate this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan, and the Plan's annualized turnover rate.

               (iii) Any successor organization of FBSI, through reorganization, consolidation, merger or similar transactions, shall, upon consumption of such transaction, become the successor broker in accordance with the terms of this authorization provision.

               (iv) The Trustee and FBSI shall continue to rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to terminate this authorization upon sixty (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

          (iv) Securities Law Reports.  The Named Fiduciary shall be responsible
               ----------------------
for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Named Fiduciary such information on the Trust's ownership of Sponsor Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws .

          (v)  Voting and Tender Offers.  Notwithstanding any other provision of
               ------------------------
this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

               (A) Voting.
                   ------

                    (1) When the issuer of the Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee ten (10) days in advance of the intended record date and shall cause a copy of all materials to be sent to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Sponsor Stock, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Plan Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Sponsor Stock credited to the Participant's accounts held in the Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

                    (2) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such Participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the Participant's proportional interest in the Stock Fund as directed by the Participant. The Trustee shall not vote shares of Sponsor Stock reflecting a Participant's proportional interest in the Stock Fund for which it has received no direction from the Participant.

                    (3) The Trustee shall vote that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion on each issue as it votes those shares credited to Participants' accounts for which it received voting directions from Participants.

               (B) Tender Offers.
                   -------------

                    (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall notify each Plan Participant with an interest in such Sponsor Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the same information that is distributed to shareholders of the issuer of Sponsor Stock in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Participant may direct the Trustee whether or not to tender the Sponsor Stock reflecting such Participant's proportional interest in the Stock Fund (both vested and unvested). The Sponsor shall provide the Trustee with a copy of any material provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

                    (2) Each Participant shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock reflecting such Participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. The Trustee shall not tender shares of Sponsor Stock reflecting a Participant's proportional interest in the Stock Fund for which it has received no direction from the Participant.

                    (3) The Trustee shall tender that number of shares of Sponsor Stock not credited to Participants' accounts in the same proportion as the total number of shares of Sponsor Stock credited to Participants' accounts for which it has received instructions from Participants.

                    (4) A Participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock reflecting the Participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional interest, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to Participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(v)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Sponsor Stock not credited to Participants' accounts necessary to reduce the amount of tendered Sponsor Stock not credited to

Participants' accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

                    (5) A direction by a Participant to the Trustee to tender shares of Sponsor Stock reflecting the Participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the Participant or the Named Fiduciary, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Mutual Fund described in Schedule "C".

          (vi) Shares Credited.  For all purposes of this Section, the number of
               ---------------
shares of Sponsor Stock deemed "credited" or "reflected" to a Participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

          (vii) General.  With respect to all rights other than the right to
                -------
vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock credited to a Participant's proportional interest in the Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock not credited to Participants' accounts, the Trustee shall follow the directions of the Named Fiduciary.

          (viii) Conversion.  All provisions in this Section 5(e) shall also
                 ----------
apply to any securities received as a result of a conversion of Sponsor Stock.

        (f)    Notes. The Administrator shall act as the Trustee's agent for
               -----
Participant loan notes and as such shall (i) collect and remit all principal and interest payments to the Trustee and (ii) keep the proceeds of such loans separate from the other assets of the Administrator and clearly identify such assets as Plan assets. To originate a Participant loan, the Plan Participant shall direct the Trustee as to the term and amount of the loan to be made from the Participant's individual account. Such directions shall be made by Plan Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent. The Trustee shall determine, based on the current value of the Participant's account on the date of the request and any guidelines provided by the Sponsor, the amount available for the loan. Based on the monthly interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts.

The Trustee shall distribute the loan note with the proceed check to the Participant and obtain spousal consent if applicable. The Trustee also shall distribute written truth-in-lending disclosure to the Participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a Participant under the Plan, provided that the Trustee first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Plan Participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

        (g)    Guaranteed Investment Contracts. Trust investments in GICs shall
               -------------------------------
be subject to the following limitations:

           (i) Commingled Pool Investments.  To the extent that the Named
               ---------------------------
Fiduciary selects as an investment option the Fidelity Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (A) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (B) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Fidelity Managed Income Portfolio of the Group Trust, and the Circular for the Fidelity Managed Income Portfolio.

          (ii) Individually-Managed Investments.  To the extent that the Named
               --------------------------------
Fiduciary selects GIC's chosen by the Trustee as an investment option, the Sponsor hereby directs the Trustee to choose such GIC's in accordance with the Investment Guidelines for GIC Management to be attached hereto as a schedule if chosen by the Named Fiduciary as an investment options.

      (iii) In order to provide the necessary monies for exchanges or redemptions from the GIC investment option, if any, under the Plan, the Sponsor agrees that the Plan shall maintain a liquidity reserve allocated to such investment option in Fidelity Institutional Cash Portfolios: Money Market
Portfolio: Class A or such other Mutual Fund or commingled money market pool as agreed to by the Sponsor and the Trustee.

        (h)     Reliance of Trustee on Directions. (i) The Trustee shall not be
                ---------------------------------
liable for any loss, or by reason of any breach, which arises from any Participant's exercise or non-exercise of rights under this Agreement over the assets in the Participant's accounts.

          (ii) The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the Named Fiduciary's exercise or non-exercise of rights under this Section 5, unless it was clear on their face that the actions to be taken under the Named Fiduciary's directions were prohibited by the fiduciary duty rules of Section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

        (i)     Trustee Powers.  The Trustee shall have the following powers and
                --------------
authority:

          (i) Subject to paragraphs (b), (c), (d) and (e) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

          (ii) Subject to paragraphs (b) and (c) of this Section 5, to invest in GICs and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended.

          (iii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

          (iv) To keep that portion of the Trust in cash or cash balances as the Named Fiduciary or Sponsor may, from time to time, deem to be in the best interest of the Trust.

          (v) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

          (vi) Subject to the directions of the Named Fiduciary, to settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

          (vii) Subject to the directions of the Named Fiduciary, to employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.



Section 6.  Recordkeeping and Administrative Services to Be Performed.
            ---------------------------------------------------------

        (a)     General.  The Trustee shall perform those recordkeeping and
                -------
administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Named Fiduciary's written directions regarding the Plan's provisions, guidelines and interpretations.

        (b)     Accounts. The Trustee shall keep accurate accounts of all
                --------
investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Sponsor, or, if later, the date the error in such account is discovered (in the case of errors not apparent from the face of the account) the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

        (c)     Inspection and Audit.  All records generated by the Trustee in
                --------------------
accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Sponsor or any person designated by the Sponsor. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

        (d)     Effect of Plan Amendment. A confirmation of the current
                ------------------------
qualified status of each Plan is attached hereto as Schedule "F". The Trustee's provision of the recordkeeping and administrative services set forth in this
Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "F" covering such amendment, and on the Sponsor providing the Trustee on a timely basis with all the information the Sponsor deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

        (e)     Returns, Reports and Information. The Sponsor shall be
                --------------------------------
responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Sponsor with such information as the Sponsor may reasonably request to make these filings. The Sponsor shall also be responsible for making any disclosures to Participants required by law including, without limitation, such disclosures as may be required under federal or state truth-in-lending laws with regard to Participant loans.

        (f)     Allocation of Plan Interests. All transfers to, withdrawals
                ----------------------------
from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

Section 7.  Compensation and Expenses.  Within thirty (30) days of receipt of
            -------------------------
the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount or the Sponsor may direct the Trustee to deduct such amount from Participants' account. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

Section 8.  Directions and Indemnification.
            ------------------------------
        (a)     Identity of Sponsor and Named Fiduciaries. The Trustee shall be
                -----------------------------------------
fully protected in relying on the fact that the Sponsor and the Named Fiduciaries under a Plan are the individuals or persons named as such on the Authorization Letters in the form of Schedules "D" and "E" attached hereto or on a Plan Designation Form in accordance with Schedule "H" attached hereto or such other individuals or persons as the Sponsor may notify the Trustee in writing.

        (b)     Directions from Sponsor or Administrator. Whenever the Sponsor
                ----------------------------------------
or Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed by the Sponsor in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the form attached hereto as Schedule "D", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may also be made via EDT in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy,
(ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

        (c)     Directions from Named Fiduciary. Whenever an Named Fiduciary
                -------------------------------
provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Named Fiduciary in the form attached hereto as Schedule "E" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

        (d)     Co-Fiduciary Liability. In any other case, the Trustee shall not
                ----------------------
be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA. Without limiting the foregoing, the Trustee shall have no liability for the acts or omissions of any predecessor or successor trustee.

        (e)     Indemnification. The Sponsor shall indemnify the Trustee
                ---------------
against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith.
         The Trustee shall indemnify and hold harmless the Sponsor, the Named Fiduciary, and any officers, directors, members, or employees of either of them from any and all loss, liability or expense arising from the Trustee's failure to carry out or negligence in carrying out its duties hereunder including without limitation those specified in Schedule "A" hereof.

        (f)     Survival.  The provisions of this Section 8 shall survive the
                --------
termination of this Agreement.

Section 9. Resignation or Removal of Trustee.
           ---------------------------------
       (a)    Resignation. The Trustee may resign at any time upon sixty (60)
              -----------
days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

       (b)     Removal. The Sponsor may remove the Trustee at any time upon
               -------
sixty (60) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 10.  Successor Trustee.
             -----------------
       (a)     Appointment. If the office of Trustee becomes vacant for any
               -----------
reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

       (b)     Acceptance. When the successor trustee accepts its appointment
               ----------
under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

       (c)     Corporate Action. Any successor of the Trustee or successor
               ----------------
trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.
Section 11.  Termination.  This Agreement may be terminated at any time by the
             -----------
Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 12.  Resignation, Removal, and Termination Notices.  All notices of
             ---------------------------------------------
resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o General Counsel, Rohr, Inc., 850 Lagoon Drive, Chula Vista, CA 91910-0878, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 13.  Duration.  This Trust shall continue in effect without limit as to
             --------
time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 14.  Amendment or Modification.  This Agreement may be amended or
             -------------------------
modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days written notice to the Sponsor.

Section 15.  General.
             -------
       (a)     Performance by Trustee, its Agents or Affiliates.  The Sponsor
               -------------------------------------------------
acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships; provided, the Trustee shall be fully responsible for all action taken by or services provided by its agents and delegates.


       (b)     Delegation by Employer. By authorizing the assets of any Plan as
               ----------------------
to which it is an Employer to be deposited in the Trust, each Employer, other than the Sponsor, hereby irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each Employer by the terms of this Agreement, and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor.

       (c)     Entire Agreement. This Agreement contains all of the terms agreed
               ----------------
upon between the parties with respect to the subject matter hereof.

       (d)     Waiver. No waiver by either party of any failure or refusal to
               ------
comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

       (e)     Successors and Assigns. The stipulations in this Agreement shall
               ----------------------
inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

       (f)     Partial Invalidity. If any term or provision of this Agreement or
               ------------------
the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       (g)     Section Headings. The headings of the various sections and
               ----------------
subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 16.  Governing Law.
             -------------
       (a)     Massachusetts Law Controls.  This Agreement is being made in the
               --------------------------
Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

       (b)     Trust Agreement Controls. The Trustee is not a party to the Plan,
               ------------------------
and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 17.  Plan Qualification.  The Sponsor shall be responsible for verifying
             ------------------
that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of section 401(a) of the

Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust; and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust. If any Plan ceases to be qualified within the meaning of section 401(a) of the Code, the Sponsor shall notify the Trustee as promptly as is reasonable. Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by the Sponsor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                         ROHR, INC.


Attest:  _____________________           By________________________
         Secretary                          Vice President


                                         FIDELITY MANAGEMENT TRUST
                                         COMPANY


Attest:  _____________________           By________________________
         Assistant Clerk                    Senior Vice President

                                  SCHEDULE "A"

                    RECORDKEEPING & ADMINISTRATIVE SERVICES
                    ---------------------------------------

Administration
- --------------

* Establishment and maintenance of Participant account and election percentages.

* Maintenance of ten (10) plan investment options with respect to the Pretax Savings Plan for the Salaried Employees of Rohr, Inc.:

    -Fidelity Magellan Fund                 -Fidelity Retirement Money Market
                                             Portfolio
    -Fidelity Growth & Income Portfolio     -Fidelity Asset Manager
    -Fidelity Disciplined Equity Fund       -Fidelity Asset Manager:  Income
    -Fidelity Overseas Fund                 -Fidelity Asset Manager:  Growth
    -Fidelity Short-Term Bond Fund          -Rohr Common Stock

* Maintenance of three (3) plan investment options with respect to the Rohr, Inc. Savings Plan for Employees Covered By Collective Bargaining Agreements:

    -Fidelity Growth & Income Portfolio
    -Fidelity Short-Term Bond Portfolio
    -Rohr Common Stock

* Maintenance of five (5) money classifications with respect to the Pretax Savings Plan for the Salaried Employees of Rohr, Inc.:

       -Employee After Tax
       -Employee Basic
       -Employee Supplemental
       -Rohr Match
       -ESOP/PAYSOP

* Maintenance of three (3) money classifications with respect to the Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements:

       -Employee Basic
       -Employee Supplemental
       -Rohr Match

*   Processing of mutual fund trades.

* As directed by the Sponsor, the Trustee has agreed to provide to Participants or other parties the following documents and services in connection with the maintenance of ERISA Section 404(c) status where applicable: (i) general descriptions of investment options, their objectives and risk/return characteristics and diversification; (ii) name of investment manager for each Fidelity mutual fund, (iii) a prospectus for each Fidelity mutual fund upon request, (iv) written confirmation of all employee transactions, (v) an explanation of any restrictions on transfer privileges or on stock voting or tender rights, (vi) a description of transaction fees and expenses, (vii) ensure confidentiality of transactions regarding stock voting or tender rights, (viii) upon request, a list and value of Plan assets and (ix) upon request, such additional information as may be required by DOL regulation Section 2550.404c-1
(b)(2)(i)(B)(2).
             -

. The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
- ----------

*   Processing of contribution data each payroll cycle.
*   Daily processing of transfers and changes of future allocations.
*   Daily processing of withdrawals.

Other
- -----

*   Monthly trial balance
*   Quarterly administrative reports
*   Quarterly Participant statements
*   l099-Rs
*   Participant Loans as per procedures in Section 5(f), above.
* Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines.
* Employee communications describing available investment options, including multimedia informational materials and group presentations.
* In-service withdrawals via telephone due to certain circumstances previously approved by the Sponsor.
*   Hardship withdrawals via telephone as approved and directed by the Sponsor.


 ROHR, INC.                           FIDELITY MANAGEMENT TRUST
                                      COMPANY




By _________________________          By____________________________
                       Date            Senior Vice President   Date

                                  SCHEDULE "B"
                                  FEE SCHEDULE
                                  ------------

.     Annual Participant Fee             $6.00 per Participant*  per Plan, billed and payable quarterly, subject to a
                                         -----
                                         $15,000 annual minimum.

.     Loan Fee                           Establishment fee of $35.00 per loan account; annual fee of $15.00 per loan account.

.     Return of Excess Fee               $25.00 per Participant, a one-time charge per calculation and check generation.

.     Enrollments by Phone               $5.00 for each non-participating employee files maintained on the Fidelity
                                         Recordkeeping System.

.     Withdrawals by Phone               $15.00 per check for processing and administration.

.  Remote Access (optional)              $1,000 per year, plus a monthly
                                         charge for TYMNET usage.  A one-
                                         time installation fee of $1,500 will also be charged to the
                                         Sponsor in the first year.  One remote access provided free of charge.

. Other Fees: separate charges for optional use of remote access, ADP testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Sponsor may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

*   This fee will be imposed pro rata for each calendar quarter, or any part
                                               --------
    thereof, that it remains necessary to maintain a Participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated Participants who must remain on file through calendar year-end for 1099-R reporting purposes.

Trustee Fees
- ------------

.   To the extent that assets are invested in Sponsor Stock, .25% of such assets
                                                             ----
    in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date.

(Note: These fees have been negotiated and accepted based on current plan assets of $186 million, current participation of 9,784 Participants and projected gross cash flows of $0 million per year. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to ten Fidelity managed investment options, and such fees will be subject to revision if additional investment options are added.

 ROHR, INC.                          FIDELITY MANAGEMENT TRUST
                                     COMPANY


By___________________________         By_____________________________
                       Date              Senior Vice President        Date

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS
                               ------------------


    In accordance with Section 5(b), the Named Fiduciary hereby directs the Trustee that Participants' individual accounts may be invested in the following investment options:

* Maintenance of ten (10) plan investment options with respect to the Pretax Savings Plan for the Salaried Employees of Rohr, Inc.:

    -Fidelity Magellan Fund                  -Fidelity Retirement Money Market
                                              Portfolio
    -Fidelity Growth & Income Portfolio      -Fidelity Asset Manager
    -Fidelity Disciplined Equity Fund        -Fidelity Asset Manager:  Income
    -Fidelity Overseas Fund                  -Fidelity Asset Manager:  Growth
    -Fidelity Short-Term Bond Fund           -Rohr Common Stock

* Maintenance of three (3) plan investment options with respect to the Rohr, Inc. Savings Plan for Employees Covered By Collective Bargaining Agreements:

    -Fidelity Growth & Income Portfolio
    -Fidelity Short-Term Bond Portfolio
    -Rohr Common Stock



    The Mutual Fund referred to in Section 5(c) and 5(e)(v)(B)(5) shall be Fidelity Retirement Money Market Portfolio with respect to the Pretax Savings Plan for the Salaried Employees of Rohr, Inc. and Fidelity Short-Term Bond Portfolio with respect to the Rohr, Inc. Savings Plan for Employees Covered By Collective Bargaining Agreements.



    ROHR, INC. MANAGEMENT
    EMPLOYEE BENEFITS COMMITTEE



By ___________________________
                        Date

                                  Schedule "D"


                             [Sponsor's Letterhead]


Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [Name of Plan]
                                 --------------

              *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

              Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Ms. McCarthy:

    This letter is sent to you in accordance with Section 8(b) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

    You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                                  Very truly yours,

                                                  [SPONSOR]


                                                  By
                                                    ------------------

[signature of designated individual]
- ------------------------------------
[name of designated individual]


[signature of designated individual]
- ------------------------------------
[name of designated individual]


[signature of designated individual]
- ------------------------------------
[name of designated individual]

                                  Schedule "E"


                         [Named Fiduciary's Letterhead]


Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [Name of Plan]
                                 --------------

Dear Ms. McCarthy:

    This letter is sent to you in accordance with Section 8(c) of the Trust Agreement, dated as of [date], between [name of Plan Sponsor] and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

    You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                         Very truly yours,

                                         [NAMED FIDUCIARY]





                                         By _____________________


[signature of designated individual]
- ------------------------------------
[name of designated individual]


[signature of designated individual]
- ------------------------------------
[name of designated individual]


[signature of designated individual]
- ------------------------------------
[name of designated individual]

                                  Schedule "F"

                             [Law Firm Letterhead]

Jacqueline W. McCarthy
Fidelity Institutional Retirement
Services Company
82 Devonshire Street - A8B
Boston, MA  02109
                                 [Name of Plan]
                                 --------------

Dear Ms. McCarthy:

     In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the [name of plan], as amended to the date of this letter (the "Plan").

     The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the "Company") for the District Director's review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]

     The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan's qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.

     Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

     Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an "eligible individual account plan" (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are "qualifying employer securities" (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.

                              Sincerely,

                              [name of law firm]
                              By[signature]
                                -----------
                              name of partner]

                                  SCHEDULE "G"

                         TELEPHONE EXCHANGE PROCEDURES
                         -----------------------------


The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open. The Trustee will prepare and mail to the Participant, a confirmation of the transactions (exchanges and changes to investment mix elections) within five (5) business days of the Participants instructions.


FIRSCO reserves the right to change these telephone exchange procedures at its discretion.

                                  Mutual Funds
                                  ------------

    Exchanges Between Mutual Funds
    ------------------------------

    Participants may call on any business day to exchange between the mutual funds. If the request is received before 4:00 p.m. (EST), it will receive that day's trade date. Calls received after 4:00 p.m. (EST) will be processed on a next day basis.


                               Sponsor Stock Fund
                               ------------------

 I.  Exchanges Between Mutual Funds and Sponsor Stock Fund
     -----------------------------------------------------

     Participants may call on any business day to exchange between the mutual funds and the Sponsor Stock Fund. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.


II.  Exchange Restrictions
     ---------------------

     It is the intention of the Trustee to maintain a sufficient liquidity reserve in the Sponsor Stock Fund to meet exchange, redemption or withdrawal requests. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for same day exchanges, the Trustee will be required to sell shares of Sponsor Stock to meet the exchange requests. If this occurs, the subsequent exchange into other Plan investment options will take place five (5) business days later. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity.


  ROHR, INC.



By_________________________
                          Date

                                  SCHEDULE "H"
                                  ------------

                             [Sponsor's Letterhead]


Ms. Jacqueline W. McCarthy
Fidelity Investments Institutional Operations Company
82 Devonshire Street
Boston, Massachusetts  02109

                                 [Name of Plan]
                                 --------------
Dear Ms. McCarthy:

     This letter is sent to you in accordance with Section 8(a) of the Trust
Agreement dated as of the [     ] day of [     ], 199X, between [            ]
and Fidelity Management Trust Company.

     Each of the plans identified below is a tax-qualified defined contribution plan which meets the requirements of Section 17 of said Trust Agreement and which is maintained by the undersigned, or one of its subsidiaries or affiliates, for the benefit of their eligible employees. Each such plan is hereby designated as a "Plan" for purposes of said Trust Agreement. The following individuals or entities are the Administrator and Named Fiduciary
(ies) of said Plan(s).

     Plans  Administrator Named Fiduciary(ies)
     -----  ---------------------------------



     We hereby further certify that each Employer with respect to each of the foregoing Plan(s) has authorized the assets of such Plan to be deposited in the Trust and, as a result, is bound by Section 15(b) of said Trust Agreement.

     You may rely upon the foregoing designations and certifications until we deliver to you written notice of a change in any of the information set forth therein.

                                    Very truly yours,

                                    [SPONSOR]


                                    By
                                      ---------------
                                       33